Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated February 4, 2005, on the consolidated financial statements of Global Med Technologies, Inc. and subsidiary.

     We also consent to the reference to our firm under the heading “expert”.

/s/ Ehrhardt Keefe Steiner & Hottman PC
Ehrhardt Keefe Steiner & Hottman PC

February 9, 2006
Denver, Colorado